UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 26, 2016

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 Blue Bird Boulevard Fort Valley, Georgia 31030	31030
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (478) 822-2130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 26, 2016, Blue Bird Corporation (the "Company") entered into a Purchase and Sale Agreement as defined and described under Item 5.01 below, pursuant to which it is anticipated that a change in control of the Company may occur in the future. The disclosures contained in Item 5.01 of this Report are incorporated into this Item 1.01 by reference.

Also on May 26, 2016, the Company entered into a Letter Agreement as defined and described under Item 5.01 below, with respect to certain governance arrangements of the Company following the consummation of the transactions contemplated by the Purchase and Sale Agreement. The disclosures contained in Item 5.01 of this report are incorporated into this Item 1.01 by reference.

Item 5.01	Changes in Control of Registrant.

Pursuant to, and subject to the terms of, a Purchase and Sale Agreement, dated as of May 26, 2016 (the “Purchase Agreement”), by and among The Traxis Group B.V., a limited liability company existing under the laws of the Netherlands (“Traxis”), ASP BB Holdings LLC, a Delaware limited liability company (“ASP”), and the Company, Traxis agreed to sell and ASP agreed to purchase all of the 12,000,000 shares of common stock, par value $0.0001 (the “Common Stock”), of the Company owned by Traxis (the “Transaction Shares”). Subject to the terms and conditions set forth in the Purchase Agreement, ASP will acquire 7,000,000 Transaction Shares at an initial closing (the “Initial Closing”) for an amount in cash equal to $10.10 per share (the “Initial Transaction”) and 5,000,000 Transaction Shares at a second closing (the “Second Closing”) for an amount in cash equal to $11.00 per share (the “Second Transaction” and, together with the Initial Transaction, the “Transactions”), for an aggregate purchase price of $125,700,000. Traxis currently beneficially owns approximately 57% of the outstanding common stock of the Company.

Pursuant to the Purchase Agreement, the obligations of the parties to consummate the Transactions are subject to certain conditions, including but not limited to (i) the resignation of Dennis Donovan from, and the appointment of Kevin Penn and Michael Sand to, the board of directors of the Company, effective upon consummation of the Initial Closing, (ii) the resignation of the other directors affiliated with Traxis and with certain other entities named in the Purchase Agreement and the appointment of two additional designees of American Securities to the board of directors of the Company, effective upon consummation of the Second Closing, (iii) transfer of all of Traxis’ rights pursuant to the Registration Rights Agreement, dated as of February 24, 2015, among the Company, Traxis and certain other shareholders (the “Registration Rights Agreement”) with respect to the Transaction Shares, subject to certain limitations relating to Demand Registrations (as such term is defined in the Registration Rights Agreement) and (iv) the condition that prior to the consummation of the Second Closing, the Company’s Credit Agreement (as such term is defined in the Purchase Agreement) will have been amended in accordance with the Purchase Agreement.

The description of the Purchase Agreement in this Item 5.01 is qualified in its entirety by the full text of the Purchase Agreement, which is filed as an exhibit hereto and is incorporated by reference herein.

In connection with the Purchase Agreement, a Letter Agreement (“Letter Agreement”) was executed among the Company, ASP and American Securities LLC, a New York limited liability company (together with its Controlled Affiliates, as defined in the Letter Agreement, and ASP, “American Securities”) on May 26, 2016, which will govern certain governance arrangements of the Company following consummation of the transactions contemplated by the Purchase Agreement. Pursuant to the Letter Agreement, if American Securities effects an underwritten offering during the first year following the Initial Closing, any underwriting discount paid by the Company pursuant to the Registration Rights Agreement will be reduced by the amount of fees and expenses the Company had to pay in connection with the amendment to the Credit Agreement. In addition, for three years following the Initial Closing (unless the Company is no longer listed on NASDAQ), American Securities will ensure that three independent directors (as defined under NASDAQ rules) are included on the Company’s Board, and such members shall be independent of American Securities. For one year following the Initial Closing, American Securities will not, unless authorized by a committee comprised of independent directors, acquire or arrange to acquire voting securities of the Company if following such acquisition American Securities would beneficially own 90% or more of the voting securities of the Company. If during the one year period following the Initial Closing Date, American Securities makes a proposal (“Sale Proposal”) to acquire the remaining outstanding shares of the Company’s capital stock, such Sale Proposal will be considered by a committee comprised of independent directors and will be subject to such committee’s approval. American Securities also agreed not to enter into any material “related party” transaction with the Company without approval of a committee comprised of independent directors for a period of three years following the Initial Closing.

As a result of the negotiation of the Letter Agreement, a duly formed and authorized committee of the Board approved the execution, delivery and performance of the Purchase Agreement, the Letter Agreement and the transactions contemplated thereby, for purposes of Section 203 of the Delaware General Corporation Law, such that the restrictions on business combinations set forth in Section 203 of the Delaware General Corporation Law shall be inapplicable to ASP and its affiliates and associates. The Company also confirmed that ASP is an express assignee or designee of Traxis for all purposes as contemplated in the Company's Second Amended and Restated Certificate of Incorporation, dated February 24, 2015.

The description of the Letter Agreement in this Item 5.01 is qualified in its entirety by the full text of the Letter Agreement, which is filed as exhibit hereto and is incorporated by reference herein.

Item 8.01    Other Events.

On May 27, 2016, the Company issued a press release announcing the Purchase and Sale Agreement, a copy of which release is furnished herewith as Exhibit 99.1.

Item. 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase and Sale Agreement dated May 26, 2016 by and among The Traxis Group B.V., Blue Bird Corporation, and ASP BB Holdings LLC.

10.2	Letter Agreement dated May 26, 2016 among American Securities LLC, ASP BB Holdings LLC and Blue Bird Corporation.

99.1	Press Release of the Company, dated May 27, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

Dated:	May 27, 2016	By:	/s/ Paul Yousif
Paul Yousif
Vice President of Legal Affairs / Corporate Treasurer / Corporate Secretary